Exhibit 21.1

Subsidiaries of Extended Stay America, Inc.

	Subsidiary	Jurisdiction of Incorporation / Formation
1.	ESH Hospitality, Inc.	Delaware
2.	CP ESH Investors LLC*	Delaware
3.	ESA 2007 Operating Lessee LLC	Delaware
4.	ESA Canada Administrator L.L.C.*	Delaware
5.	ESA Canada Beneficiary L.L.C.*	Delaware
6.	ESA Canada Operating Lessee ULC	Canada
7.	ESA Canada Properties Borrower L.L.C.*	Delaware
8.	ESA Canada Properties Trust*	Delaware
9.	ESA Management, LLC (“New HVM”)	Delaware
10.	ESA P Portfolio L.L.C.*	Delaware
11.	ESA P Portfolio MD Beneficiary L.L.C.*	Delaware
12.	ESA P Portfolio MD Borrower L.L.C.*	Delaware
13.	ESA P Portfolio MD Trust*	Delaware
14.	ESA P Portfolio Operating Lessee LLC	Delaware
15.	ESA UD Properties L.L.C.*	Delaware
16.	ESH Canada Mezzanine A LLC*	Delaware
17.	ESH Canada Mezzanine A-2 LLC	Delaware
18.	ESH Canada Mezzanine B LLC*	Delaware
19.	ESH Canada Mezzanine B-2 LLC	Delaware
20.	ESH Canada Mezzanine C LLC*	Delaware
21.	ESH Canada Mezzanine C-2 LLC	Delaware
22.	ESH H Portfolio LLC*	Delaware
23.	ESH Hospitality Strategies LLC	Delaware
24.	ESH Mezzanine 2 Holdings LLC	Delaware
25.	ESH Mezzanine A LLC*	Delaware
26.	ESH Mezzanine A-2 LLC	Delaware
27.	ESH Mezzanine B LLC*	Delaware
28.	ESH Mezzanine B-2 LLC	Delaware
29.	ESH Mezzanine C LLC*	Delaware
30.	ESH Mezzanine C-2 LLC	Delaware
31.	ESH Spartanburg Ground Lessee LLC*	Delaware
32.	ESH Strategies Branding LLC	Delaware
33.	ESH Strategies Franchise LLC	Delaware
34.	ESH Strategies Holdings LLC	Delaware
35.	ESH Strategies Mezzanine A LLC	Delaware
36.	ESH Strategies Mezzanine B LLC	Delaware
37.	ESH/TN Properties L.L.C.*	Delaware
38.	Extended Stay LLC*	Delaware
39.	HVM Canada Hotel Management ULC	Canada
40.	New ESA 2007 Operating Lessee LLC	Delaware
41.	New ESA Canada Operating Lessee LLC	Delaware
42.	New ESA P Portfolio Operating Lessee LLC	Delaware

*	Subsidiaries of Extended Stay America, Inc. (“Company”) and ESH Hospitality, Inc. (“ESH REIT”)